Exhibit 99.2

SURFACE ONCOLOGY, INC. 50 HAMPSHIRE STREET, 8TH FLOOR CAMBRIDGE, MA 02139 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/SURF2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 6, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V20553-S71070 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SURFACE ONCOLOGY, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To adopt the Agreement and Plan of Merger, dated June 15, 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among Coherus BioSciences, Inc., (“Coherus”), Crimson Merger Sub I, Inc. (“Merger Sub I”), Crimson Merger Sub II, LLC (“Merger Sub II” ) and Surface Oncology, Inc. (“Surface”), pursuant to which Merger Sub I will merge with and into Surface, with Surface surviving that merger and becoming a direct, wholly owned subsidiary of Coherus (the “First Merger”), and, as part of the same overall transaction, promptly after the First Merger, the surviving corporation of the First Merger will merge with and into Merger Sub II, with Merger Sub II surviving such merger (the “Second Merger,” and together with the First Merger, the “Mergers”). 2. To approve, on an advisory (non-binding) basis, the compensation that will or may be paid to Surface’s named executive officers in connection with the Mergers. 3. To approve the adjournment or postponement of the Surface special meeting to solicit additional proxies if there are not sufficient votes cast at the Surface special meeting to approve the Surface merger proposal or to ensure that any supplemental or amended disclosure, including any supplement or amendment to the proxy statement/prospectus, is timely provided to Surface stockholders. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V20554-S71070 SURFACE ONCOLOGY, INC. Special Meeting of Stockholders September 7, 2023, 10:00 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Robert W. Ross, M.D. and Chandra Adams, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SURFACE ONCOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, EDT on September 7, 2023, virtually at www.virtualshareholdermeeting.com/SURF2023SM, and any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side